UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 24, 2003

                                  NEWAVE, INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              UTAH           333-34308            87-0520575
      ------------------    ----------          --------------
        (State or other
       jurisdiction of     (Commission           (IRS Employer
         incorporation)     File Number)       Identification No.)


                            404 East 1st Street #1345
                              Long Beach, CA 90802
                              --------------------
                    (Address of principal executive offices)

                                 (805) 964-9202
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


              (Former name or address if change since last report)



ITEM  1.  CHANGE  IN  CONTROL  OF  REGISTRANT.

On December 24, 2003, we entered into an Agreement and Plan of Reorganization with NeWave, Inc., a Nevada Corporation, pursuant to which we agreed that NeWave would become our wholly-owned subsidiary subject to the parties to the Agreement meeting certain condition. The parties to the Agreement satisfied the required conditions to closing as of January 15, 2004, including transfer of all funds, and the transaction closed on January 15, 2004.

The terms and conditions of the Reorganization are contained in the Agreement and Plan of Reorganization, which was filed as Exhibit 2.1 to our 8-K on February 12, 2004 and is incorporated herein by reference. The foregoing description of the terms and conditions of the Agreement and Plan of Reorganization is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement and Plan of Reorganization.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits:

2.1 Agreement and Plan of Reorganization between the Company and NeWave, Inc., D.B.A. Online Supplier NeWave Shareholders and Dutchess Advisors, Ltd. a New York Corporation dated December 24, 2003 (filed as Exhibit 2.1 to the Company's 8-K on February 12, 2004 and incorporated herein by reference).



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  March  15,  2004           NeWave,  Inc.

                              By:  /s/  Michael  Hill
                                    ------------------------
                                    Michael  Hill
                                    Chief  Executive  Officer/Director